Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE
MAY 16, 2011

CHESAPEAKE ENERGY CORPORATION ANNOUNCES THE EXPIRATION AND FINAL
RESULTS OF CASH TENDER OFFERS FOR SENIOR NOTES

OKLAHOMA CITY, OKLAHOMA, MAY 16, 2011 – Chesapeake Energy Corporation (NYSE:CHK) today announced the expiration and final results of its previously announced cash tender offers, which were extended on April 29, 2011, to purchase a portion of the outstanding principal amount of its 9.500% Senior Notes due 2015 and 6.500% Senior Notes due 2017 (collectively, the “Notes”). The tender offers for the Notes expired at 11:59 P.M., New York City time, on May 13, 2011.  An aggregate of $599,917,000 in principal amount of the Notes was validly tendered and accepted for purchase in the tender offers.  Chesapeake expects the final settlement of the tender offers for the Notes to occur today.  Combined with separate tender offers for certain other series of senior notes and contingent convertible senior notes that expired previously, and open market purchases of certain series of contingent convertible senior notes, Chesapeake has retired an aggregate of $1,664,449,000 in principal amount of dollar-denominated senior notes and contingent convertible senior notes and €255,835,000 in principal amount of euro-denominated senior notes in 2011.

Notes	CUSIP Number/ISIN Number/ Common Code	Principal Amount Outstanding	Series Maximum	Principal Amount Tendered	Principal Amount Accepted for Purchase
9.500% Senior Notes due 2015(1)	165167CD7	$1,425,000,000	$138,435,000	$160,303,000	$160,303,000
6.500% Senior Notes due 2017(1)	165167BS5	$1,100,000,000	$438,961,000	$439,614,000	$439,614,000

(1) Chesapeake accepted an additional amount of the Notes not in excess of two percent of the principal amount outstanding of such series of Notes, as permitted by Rule 14e-1(b) under the Securities Exchange Act of 1934.

The tender offers for the Notes were made pursuant to the terms of an Offer to Purchase dated April 4, 2011 (as amended, the "Offer to Purchase") and the related Letter of Transmittal.  The table above sets forth the principal amount of each series of Notes that Chesapeake offered to purchase in the column entitled "Series Maximum," the principal amount of each series of Notes that was tendered and the principal amount of each series of Notes that was accepted for purchase.

INVESTOR CONTACTS:		MEDIA CONTACTS:	CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	John J. Kilgallon	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-4441	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	john.kilgallon@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154

Global Bondholder Services Corporation served as the Depositary and Information Agent for the tender offers. Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and RBS Securities Inc. served as the Dealer Managers for the tender offers.  Questions regarding the tender offers may be directed to the Dealer Managers at the addresses and telephone numbers set forth below:

Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005 Attn: Liability Management Group By Telephone: (855) 287-1922 (toll free) (212) 250-7527 (collect) + 44 (0) 20 7545 8011 (London)
Citigroup Global Markets Inc.
390 Greenwich St., 1st Floor
New York, NY 10013
Attn: Liability Management Group

By Telephone:
(800) 558-3745 (toll free)
(212) 723-6106 (collect)
+44 (0) 20 7986 8969 (London)

RBS Securities Inc. 600 Washington Blvd. Stamford, CT 06901 Attn: Liability Management Group By Telephone: (877) 297-9832 (toll free) (203) 897-6145 (collect) +44 (0) 20 7085 4634 (London)
This announcement is not an offer to purchase or a solicitation of an offer to sell the Notes or any other securities.  The tender offers were made solely pursuant to the Offer to Purchase and the related Letter of Transmittal.

This news release contains forward-looking statements, including the anticipated settlement dates of the tender offers.  Forward-looking statements give our current expectations or forecasts of future events. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, and actual results may differ from the expectations expressed. See the “Risk Factors” discussion in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the U.S. Securities and Exchange Commission on March 1, 2011 for a discussion of risk factors that affect our business.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information.

Chesapeake Energy Corporation is the second-largest producer of natural gas, a Top 15 producer of oil and natural gas liquids and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Barnett, Haynesville, Bossier, Marcellus and Pearsall natural gas shale plays and in the Granite Wash, Cleveland, Tonkawa, Mississippian, Bone Spring, Avalon, Wolfcamp, Wolfberry, Eagle Ford, Niobrara and Utica unconventional liquids plays.  The company has also vertically integrated its operations and owns substantial midstream, compression, drilling and oilfield service assets.  Chesapeake’s stock is listed on the New York Stock Exchange under the symbol CHK.  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and press releases.